UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 29, 2014

COLUMBIA SPORTSWEAR COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices) (Zip code)

(503) 985-4000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 29, 2014, Columbia Sportswear Company (the “Company”) issued a press release reporting its first quarter 2014 financial results and updated outlook for 2014, as well as the expected impact of previously announced plans to acquire prAna Living LLC. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Attached hereto as Exhibit 99.2 and incorporated by reference herein is financial information and commentary by Thomas B. Cusick, Senior Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company, for the first quarter of 2014 and forward-looking statements relating to the outlook for 2014 and expected impact of previously announced plans to acquire prAna Living LLC, as posted on the company’s investor website, http://investor.columbia.com, on April 29, 2014. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 7.01 REGULATION FD DISCLOSURE

In its April 29, 2014 press release, the Company also announced that its board of directors approved a dividend of $0.28 per share of common stock to be paid on May 29, 2014 to its shareholders of record on May 15, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press release dated April 29, 2014 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2	Commentary by Thomas B. Cusick, Senior Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company dated April 29, 2014 (furnished pursuant to Items 2.02 and 7.01 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY

Dated: April 29, 2014	By:	/s/ Thomas B. Cusick
Thomas B. Cusick
Senior Vice President of Finance and Chief Financial
Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated April 29, 2014 (furnished pursuant to Items 2.02 and 7.01 hereof).

99.2	Commentary by Thomas B. Cusick, Senior Vice President of Finance and Chief Financial Officer of Columbia Sportswear Company dated April 29, 2014 (furnished pursuant to Items 2.02 and 7.01 hereof).